Exhibit 99.1

News Release

Atlas Technical Consultants, Inc. Announces Launch of Offering of Class A Common Stock

AUSTIN, Texas – (BUSINESS WIRE) – August 11, 2020 – Atlas Technical Consultants, Inc. (NASDAQ: ACTX) (“Atlas” or the “Company”), announced today that it has launched a public offering of 6,250,000 shares of its Class A common stock, par value $0.0001 per share (the “Class A common stock”), pursuant to a registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”). Of the 6,250,000 shares of Class A common stock to be sold in the offering, the Company is offering 5,000,000 shares and the selling stockholder named in the Registration Statement (the “Selling Stockholder”) is offering 1,250,000 shares. In addition, the Selling Stockholder intends to grant the underwriters a 30-day option to purchase up to an additional 937,500 shares of Class A common stock at the public offering price, less underwriting discounts and commissions. The Class A common stock is listed on the Nasdaq Stock Market and the last reported sales price of the Class A common stock on August 10, 2020 was $9.20 per share.

Stifel, Nicolaus & Company, Incorporated, Raymond James & Associates, Inc. and Macquarie Capital (USA) Inc. will act as joint book running managers for the proposed offering, and Lake Street Capital Markets, LLC will act as a co-manager.

The Company intends to use the net proceeds from the public offering of Class A common stock to repay revolver borrowings under the Company’s credit agreement and the remaining net proceeds for general corporate purposes.

About Atlas Technical Consultants

Headquartered in Austin, Texas, Atlas is a leading provider of professional testing, inspection engineering and consulting services under the name Atlas Technical Consultants, offering solutions to public and private sector clients in the transportation, commercial, water, government, education and industrial markets. With more than 140 offices in 40 states and 3,200+ employees, Atlas provides a broad range of mission-critical technical services, helping clients test, inspect, certify, plan, design and manage a wide variety of projects across diverse end markets. For more information, go to https://www.oneatlas.com.

Important Information

The Registration Statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. The Registration Statement may be obtained free of charge at the SEC’s website at www.sec.gov under “Atlas Technical Consultants, Inc.” This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains certain forward-looking statements, including but not limited to, statements relating to the Company’s expectations regarding the completion, timing and size of the proposed public offering, and its expectations with respect to the Selling Stockholder granting the underwriters a 30-day option to purchase additional shares. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms, including without limitation, risks related to customary closing conditions or other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as updated by its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and in the preliminary prospectus related to the proposed offering filed with the Securities Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations
512-851-1507
ir@oneatlas.com